Exhibit 99.1

Fortress Biotech Reports Second Quarter 2026 Financial Results and Recent Corporate Highlights

Total net revenue increased 14% to $18.7 million for second quarter of 2026 compared to second quarter of 2025

Partnered programs continue to advance with Crystalys Therapeutics announcing its $130 million Series B financing to support the late-stage global development and commercialization preparation for dotinurad, and royalties generated from the launches of ZYCUBO® and UNLOXCYT™

Miami, FL – August 13, 2026 – Fortress Biotech, Inc. (Nasdaq: FBIO) (“Fortress”), an innovative biopharmaceutical company focused on acquiring and advancing assets to enhance long-term value for shareholders through product revenue, equity holdings and dividend and royalty income, today announced financial results and recent corporate highlights for the second quarter ended June 30, 2026.

Lindsay A. Rosenwald, M.D., Fortress’ Chairman, President and Chief Executive Officer, said, “The second quarter of 2026 reflected continued momentum across our portfolio and further progress in unlocking long-term shareholder value. Our subsidiary Urica Therapeutics, Inc.’s (“Urica”) equity position in Crystalys Therapeutics, Inc. (“Crystalys”) was strengthened by Crystalys' $130 million Series B financing, which will support the late-stage global development and commercialization preparation for dotinurad, a next-generation oral URAT1 inhibitor for gout, on which Urica is entitled to a 3% royalty on future net sales. Journey Medical also continues to scale Emrosi®, securing a third major GPO contract that expanded payer access to over 150 million commercial lives. Coming off the momentum of ZYCUBO®'s approval and the $205 million PRV sale in the first quarter, we enter the second half of 2026 with a favorable cash balance that positions us to continue executing on our pipeline and business development priorities.”

Dr. Rosenwald added, “We continued to see encouraging clinical progress this quarter on our partnered programs. AstraZeneca reported additional prespecified subgroup analyses for anselamimab (formerly CAEL-101) showing a 62% improvement in survival and a 71% reduction in cardiovascular hospitalizations among kappa predominant light chain isotype patients in the CARES program, and indicated that it plans to submit these findings to regulatory authorities. Crystalys also continues to advance dotinurad's two global Phase 3 trials while initiating a new Phase 2 study in difficult-to-treat gout, broadening the program's potential patient population. With a diversified portfolio spanning commercial, late-stage, and development-stage programs, including royalties, milestones and equity, and a strengthened balance sheet following the ZYCUBO® PRV monetization, we believe Fortress is well positioned to advance strategic initiatives and drive long-term value for our shareholders.”

Recent Corporate Highlights1:

Commercial Portfolio Updates

●	Journey Medical Expands Payer Access for Emrosi®. At the end of March 2025, our partner company Journey Medical Corporation (“Journey Medical”) commercially launched Emrosi® (40mg Minocycline Hydrochloride

1 This press release references products being developed or commercialized by Fortress, by Fortress’ private or public subsidiaries (referred to herein as “subsidiaries” or “partner companies”) and by entities with whom one of the foregoing parties has a significant business relationship, such as an exclusive license or an ongoing product-related payment obligation (such entities referred to herein as “partners”). The words “we”, “us” and “our” may refer to Fortress individually, to one or more of our subsidiaries and/or partner companies, or to all such entities as a group, as dictated by context.

Modified-Release Capsules, consisting of 10mg immediate release and 30mg extended release pellets), also known as DFD-29, for inflammatory lesions of rosacea. Emrosi® was approved by the FDA in November 2024 and is available by prescription at specialty pharmacy chains. In April 2026, Journey Medical announced that it secured a contract with a third major group purchasing organization (GPO) for Emrosi®. As such, payer access for Emrosi® expanded to over 150 million commercial lives as of April 1, 2026, which equates to approximately 85% of all commercial lives in the United States that have access to Emrosi®. Journey Medical reported net product revenues of $17.8 million for the second quarter of 2026, compared to net product revenues of $15.0 million for the second quarter ended June 30, 2025.
●	Royalties. In the second quarter of 2026, Cyprium Therapeutics, Inc. (“Cyprium”) recognized $0.2 million in royalty revenue on net sales of ZYCUBO®, and Fortress recognized $0.1 million in royalty income (contingent consideration) on net sales of UNLOXCYT™, following their recent commercial launches.

Clinical Updates

●	Phase 3 CARES Results for Anselamimab (CAEL-101); Regulatory Submission of Prespecified Subgroup Analysis Planned. In the second quarter of 2026, AstraZeneca announced additional prespecified subgroup analyses in patients with kappa predominant light chain isotype, showing that anselamimab (formerly known as CAEL-101) improved survival by 62%, measured by time to all-cause mortality (HR 0.38; 95% CI 0.17, 0.86; nominal p=0.012), and reduced the frequency of cardiovascular hospitalizations by 71% (incidence risk ratio 0.29; 95% CI 0.10, 0.87; nominal p=0.028) compared to placebo in the subgroup with kappa AL amyloidosis. Although anselamimab did not achieve statistical significance for the primary endpoint in its Phase III Cardiac Amyloid Reaching for Extended Survival (“CARES”) clinical program for Mayo stages IIIa and IIIb AL amyloidosis patients, the drug showed clinically meaningful improvement in the prespecified subgroup and was well tolerated. AstraZeneca indicated that the company plans to submit the prespecified subgroup analysis from the CARES trials to regulatory authorities and disclosed regulatory submissions in the EU and Japan.
●	Dotinurad Progresses in Phase 3 Development with Crystalys Series B Financing of $130 million; Initiation of Phase 2 Clinical Trial for Difficult-to-Treat Gout. In July 2026, Crystalys, in which our majority-owned and controlled subsidiary company Urica maintains an equity position, announced a $130 million Series B financing to support the late-stage global clinical development and commercialization preparation for dotinurad. Patients continue to be enrolled in Crystalys’ two randomized, double-blind, multicenter global Phase 3 trials evaluating dotinurad, a next-generation, once daily oral, URAT1 inhibitor with potential for best-in-class safety and efficacy for the treatment of gout. In the second quarter of 2026, Crystalys also announced the initiation of a Phase 2 study in difficult-to-treat gout.
●	Other Portfolio Programs Continue to Advance with Potential Upcoming Data and Trial Initiations. Triplex is currently in multiple ongoing clinical trials for cytomegalovirus (CMV) treatment and prevention in solid organ and stem cell transplants, combination trials with CAR T cell therapies for hematologic malignancies, and a potential data readout by the end of 2026 for prevention and control of CMV in patients co-infected with HIV and CMV. A clinical trial evaluating MB-109, a combination CAR T cell therapy and oncolytic virus, is anticipated to initiate in the fourth quarter of 2026 for patients with IL13Rα2-positive recurrent glioblastoma and high-grade astrocytoma. There are also ongoing and planned regulatory interactions with the FDA on trial designs for ATX-04 (selective β2-adrenergic agonist) for patients with Pompe disease and FB-606 (membrane stabilizer) for patients with Duchenne muscular dystrophy.

Financial Results:

●	As of June 30, 2026, Fortress’ consolidated cash and cash equivalents totaled $196.6 million, compared to $79.4 million as of December 31, 2025, an increase of $117.2 million year-to-date.
●	Fortress’ consolidated cash and cash equivalents totaling $196.6 million as of June 30, 2026, includes $153.8 million attributable to Fortress and the private subsidiaries, $1.9 million attributable to Avenue, $15.1 million attributable to Mustang Bio and $25.6 million attributable to Journey Medical.
o	Fortress’ consolidated cash and cash equivalents totaled $79.4 million as of December 31, 2025, and includes $35.2 million attributable to Fortress and private subsidiaries, $2.9 million attributable to Avenue, $17.3 million attributable to Mustang and $24.1 million attributable to Journey Medical.

●	Fortress’ consolidated net revenue totaled $18.7 million for the second quarter ended June 30, 2026, $17.8 million of which was generated from our marketed dermatology products. This compares to consolidated net revenue totaling $16.4 million for the second quarter of 2025, $15.0 million of which was generated from our marketed dermatology products.
●	Consolidated research and development expenses totaled $0.8 million for the second quarter ended June 30, 2026, compared to $8.1 million for the second quarter ended June 30, 2025.
●	Consolidated selling, general and administrative costs were $20.8 million for the second quarter ended June 30, 2026, compared to $38.8 million for the second quarter ended June 30, 2025.
●	Consolidated net loss attributable to common stockholders was $(2.5) million, or $(0.08) per share basic and diluted, for the second quarter ended June 30, 2026, compared to net income attributable to common stockholders of $13.4 million, or $0.50 per share basic, and $0.45 per share diluted, for the second quarter ended June 30, 2025.

About Fortress Biotech

Fortress Biotech, Inc. (“Fortress”) is an innovative biopharmaceutical company focused on acquiring and advancing assets to enhance long-term value for shareholders through product revenue, equity holdings and dividend and royalty income. The company has a portfolio of multiple marketed prescription pharmaceutical products and programs in development at Fortress, at its majority-owned and majority-controlled partners and subsidiaries and at partners and subsidiaries it founded and in which it holds significant minority ownership positions. Fortress’ portfolio is being commercialized and developed for various therapeutic areas including oncology, dermatology, and rare diseases. Fortress’ model is focused on leveraging its significant biopharmaceutical industry expertise and network to further expand and advance the company’s portfolio of product opportunities. Fortress has established partnerships with some of the world’s leading academic research institutions and biopharmaceutical companies to maximize each opportunity to its full potential, including AstraZeneca, City of Hope, Nationwide Children’s Hospital, Columbia University, Dana-Farber Cancer Center and Sentynl Therapeutics. For more information, visit www.fortressbiotech.com.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology are generally intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include risks relating to: our growth strategy, financing and strategic agreements and relationships; our need for substantial additional funds and uncertainties relating to financings; uncertainty related to the timing and amounts expected to be realized from future milestone, contingent value right, royalty or similar future revenue streams, if at all; our ability to identify, acquire, close and integrate product candidates successfully and on a timely basis; our ability to attract, integrate and retain key personnel; the early stage of product candidates under development; the results of research and development activities; uncertainties relating to preclinical and clinical testing; our ability to obtain regulatory approval for products under development; our ability to successfully commercialize products for which we receive regulatory approval or receive royalties or other distributions from third parties; our ability to secure and maintain third-party manufacturing, marketing and distribution of our and our partner companies’ products and product candidates; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein.

Company Contact:

Jaclyn Jaffe

Fortress Biotech, Inc.

(781) 652-4500

ir@fortressbiotech.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com

FORTRESS BIOTECH, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

($ in thousands except for share and per share amounts)

	June 30,	December 31,
	2026	2025
ASSETS
Current assets
Cash and cash equivalents	$196,576	$79,381
Accounts receivable, net	36,246	29,783
Inventory	8,156	9,624
Other receivables - related party	506	158
Prepaid expenses and other current assets	4,022	4,895
Total current assets	245,506	123,841

Property and equipment, net	2,412	2,519
Operating lease right-of-use asset, net	11,357	12,302
Restricted cash	1,220	1,220
Equity investments, at fair value	29,451	17,660
Intangible assets, net	25,510	27,605
Other assets	1,259	401
Total assets	$316,715	$185,548

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$49,325	$47,125
Income taxes payable	5,179	356
Common stock warrant liabilities	—	1
Operating lease liabilities, short-term	2,246	2,127
Partner company notes payable, short-term	5,000	—
Other current liabilities	268	135
Total current liabilities	62,018	49,744

Notes payable, long-term, net	34,602	52,417
Operating lease liabilities, long-term	11,468	12,672
Partner company redeemable perpetual preferred liability	—	7,085
Other long-term liabilities	2,541	1,447
Total liabilities	110,629	123,365

Commitments and contingencies

Stockholders’ equity
Cumulative redeemable perpetual preferred stock, $0.001 par value, 15,000,000 authorized, 5,000,000 designated Series A shares, 3,427,138 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively, liquidation value of $25.00 per share	3	3
Common stock, $0.001 par value, 200,000,000 shares authorized, 33,311,012 and 31,364,094 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	33	31
Additional paid-in-capital	788,251	783,891
Accumulated deficit	(624,147)	(734,052)
Total stockholders' equity attributed to the Company	164,140	49,873

Non-controlling interests	41,946	12,310
Total stockholders' equity	206,086	62,183
Total liabilities and stockholders' equity	$316,715	$185,548

FORTRESS BIOTECH, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

($ in thousands except for share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue
Product revenue, net	$17,839	$15,009	$33,760	$28,148
Other revenue	879	1,404	996	1,404
Net revenue	18,718	16,413	34,756	29,552

Operating expenses
Cost of goods - (excluding amortization of acquired intangible assets)	6,143	4,939	12,361	9,729
Amortization of acquired intangible assets	969	1,064	2,095	2,129
Research and development	805	8,126	1,345	12,060
Selling, general and administrative	20,807	38,757	36,699	64,424
Total operating expenses	28,724	52,886	52,500	88,342
Loss from operations	(10,006)	(36,473)	(17,744)	(58,790)

Other income (expense)
Interest income	1,581	622	2,151	1,112
Interest expense and financing fee	(1,476)	(2,518)	(4,845)	(5,324)
Gain on sale of priority review voucher, net of expenses	—	—	158,873	—
Change in fair value of partner company derivative liability	—	—	(7,085)	—
Gain (loss) on common stock warrant liabilities	—	(350)	1	(397)
Gain from deconsolidation of subsidiary	82	27,127	82	27,127
Other income (expense)	10,741	(62)	11,783	(73)
Total other income	10,928	24,819	160,960	22,445
Income (loss) before income tax expense	922	(11,654)	143,216	(36,345)

Income tax expense	320	—	5,452	—
Net income (loss)	602	(11,654)	137,764	(36,345)

Attributable to non-controlling interests	(1,070)	27,140	(27,859)	41,247
Net income (loss) attributable to Fortress	$(468)	$15,486	$109,905	$4,902

Preferred A dividends cumulated, and Fortress' share of subsidiary deemed dividends	(2,008)	(2,131)	(4,016)	(4,261)
Net income (loss) attributable to common stockholders	$(2,476)	$13,355	$105,889	$640

Net income (loss) per common share attributable to common stockholders - basic	$(0.08)	$0.50	$3.34	$0.02
Net income (loss) per common share attributable to common stockholders - diluted	$(0.08)	$0.45	$2.86	$0.02

Weighted average common shares outstanding - basic	31,791,173	26,879,380	31,666,585	26,679,106
Weighted average common shares outstanding - diluted	31,791,173	29,824,182	37,011,700	29,182,033